SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2025

PROVIDENT BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-39090	84-4132422
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

5 Market Street, Amesbury, Massachusetts	01913
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 487-2977

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock	PVBC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07: Submission of Matters to a Vote of Security Holders

On September 16, 2025, Provident Bancorp, Inc. (the “Company”) held a Special Meeting of Stockholders (the “Meeting”). The Meeting was held for the purpose of considering and voting on proposals related to the proposed acquisition of the Company by NB Bancorp, Inc (“Needham”). The proposals are described in detail in the joint proxy statement/prospectus included in the Registration Statement on Form S-4 filed by Needham with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2025, as supplemented by the Current Report on Form 8-K filed by the Company with the SEC on September 5, 2025.

Proposal 1: to approve the Agreement and Plan of Merger, dated as of June 5, 2025 (the “merger agreement”), by and among Needham, Needham Bank, 1828 MS, Inc., the Company, and BankProv, and to approve the transactions contemplated by the merger agreement, including the merger of 1828 MS, Inc. with and into the Company, with the Company as the surviving entity (the “Merger”)

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Common Stock	11,985,629	103,856	2,153	0

Proposal 2: to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of the Company in connection with the Merger.

	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Common Stock	7,305,003	4,397,758	388,877	0

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT BANCORP, INC.

Date: September 17, 2025	By:	/s/ Joseph B. Reilly
Joseph B. Reilly
President and Chief Executive Officer